Exhibit 99.B(e)(7)

NINTH AMENDMENT TO

DISTRIBUTION AGREEMENT

This Ninth Amendment (“Amendment”) to the Distribution Agreement dated as of July 2, 2012 (the “Agreement), by and between each of PNC Funds and PNC Advantage Funds (the “Client”) and PNC Funds Distributor, LLC (formerly known as Professional Fund Distributor, LLC) (“Distributor”), is entered into as of March 10, 2017 (the “Effective Date”).

WHEREAS, Client and Distributor (“the Parties”) desire to amend Exhibit A of the Agreement to reflect an updated list of Funds; and

WHEREAS, Section 16 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.              Capitalized terms not otherwise defended herein shall have the meanings set forth in the Agreement.

2.              Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.              Except as amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.              This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names on their behalf by their duly authorized officers, as of the Effective Date.

PNC FUNDS		PNC FUNDS DISTRIBUTOR, LLC
AND PNC ADVANTAGE FUNDS

By:	/s/ Jennifer E. Spratley	By:	/s/ Mark Fairbanks
Name:	Jennifer E. Spratley	Name:	Mark Fairbanks
Title:	President	Title:	Vice President

EXHIBIT A

FUND NAME	CLASSES
Advantage Institutional Treasury Money Market Fund	I, A, S
Balanced Allocation Fund	I, A, C, T
Bond Fund	I, A, C
Government Money Market Fund	I, A, Advisor
Government Mortgage Fund	I, A, C
Intermediate Bond Fund	I, A, C
Intermediate Tax Exempt Bond Fund	I, A, C
International Equity Fund	I, A, C
International Growth Fund	I, A, R
Multi-Factor All Cap Fund	I, A, C
Multi-Factor Large Cap Growth Fund	I, A, C
Multi-Factor Large Cap Value Fund	I, A, C
Limited Maturity Bond Fund	I, A, C
Maryland Tax Exempt Bond Fund	I, A, C
Multi-Factor Small Cap Core Fund	I, A
Multi-Factor Small Cap Growth Fund	I, A, C
Multi-Factor Small Cap Value Fund	I, A, C
Ohio Intermediate Tax Exempt Bond Fund	I, A, C
Emerging Markets Equity Fund	A, I , R
Retirement Income Fund	I, R, T
S&P 500 Index Fund	I, A, C, R4, R5
Small Cap Fund	I, A, C
Target 2020 Fund	I, R, T
Target 2030 Fund	I, R, T

Target 2040 Fund	I, R, T
Target 2050 Fund	I, R, T
Tax Exempt Limited Maturity Bond Fund	I, A, C
Total Return Advantage Fund	I, A, C
Treasury Money Market Fund	I, A
Ultra Short Bond Fund	I, A